UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2016

L Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 13, 2016, L Brands, Inc. (the “Company”) announced and priced the public offering (the “Senior Notes Offering”) of $700 million aggregate principal amount of its 6.750% Notes due 2036 (the “Senior Notes”). The Senior Notes are being offered pursuant to the prospectus supplement dated June 13, 2016, to the prospectus dated January 29, 2016, which forms part of the Company’s shelf registration statement on Form S-3 (File No. 333-209236) filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2016. The Company intends to use the proceeds from the Senior Notes Offering, after the payment of fees and expenses, for the redemption of its outstanding 6.900% Notes due 2017 and for general corporate purposes. The foregoing does not constitute a notice of redemption or an obligation to issue a notice of redemption for the Company’s outstanding notes.

Copies of the press releases announcing (i) the Senior Notes Offering and (ii) the pricing of the Senior Notes Offering are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 13, 2016 announcing the Senior Notes Offering.

99.2	Press Release dated June 13, 2016 announcing the pricing of the Senior Notes Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date: June 13, 2016	By:	/s/ Stuart B. Burgdoerfer
		Name:	Stuart B. Burgdoerfer
		Title:	Executive Vice President and Chief Financial Officer